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                               [GRAPHIC OMITTED]

                            GUARANTEED DELIVERY FORM

                         FOR TENDER OF CLASS B WARRANTS



         As set forth under the caption "The Exchange Offer--Guaranteed Delivery Procedure" in the Offering Circular (as such term is defined on the reverse hereof), this Guaranteed Delivery Form or one substantially equivalent hereto must be used to accept the Exchange Offer (as such term is defined on the reverse hereof) if Class B Warrants (the "MMR Class B Warrants") to purchase one share of Class A Common Stock, par value $.01 per share, of Multi-Market Radio, Inc., a Delaware corporation, are not immediately available or if time will not permit all required documents to reach the Exchange Agent (as such term is defined below) prior to 5:00 P.M., New York City time, on the Expiration Date (as such term is defined in the Offering Circular). Such form may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedure" in the Offering Circular.

      The Exchange Agent (the "Exchange Agent") for the Exchange Offer is:


                    AMERICAN STOCK TRANSFER & TRUST COMPANY


BY FACSIMILE:        BY MAIL, BY HAND AND OVERNIGHT       CONFIRM BY TELEPHONE:
                               COURIER:
(718) 921-8334         40 WALL STREET, 46TH FLOOR             (212) 936-5100
                       NEW YORK, NEW YORK 10005
                           (718) 921-8200



         Delivery of this Guaranteed Delivery Form to an address other than as set forth above, or transmission of instructions via a facsimile number other than the one listed above, will not constitute a valid delivery.

         This Guaranteed Delivery Form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal (as such term is defined in the Offering Circular) is required to be guaranteed by an Eligible Institution (as such term is defined on the reverse hereof) in accordance with Instruction 4 of the Letter of Transmittal such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.






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Gentlemen:

         The undersigned hereby tenders to Multi-Market Radio, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in its Offering Circular, dated October 4, 1996 (the "Offering Circular"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the number of MMR Class B Warrants set forth below, all pursuant to the guaranteed delivery procedure set forth under the caption "The Exchange Offer--Guaranteed Delivery Procedure" in the Offering Circular. By so tendering, the undersigned hereby does make, at and as of the date hereof, the representations and warranties of a tendering holder of MMR Class B Warrants as set forth in the Letter of Transmittal.

Number of MMR Class B Warrants        Name(s) of Holder(s) of Record:
Tendered:
          ---------------------------    -------------------------------------
Certificate Number(s):                   -------------------------------------
                                                     (Please Print)
-------------------------------------
-------------------------------------    Address:
                                                  ----------------------------
                                                  ----------------------------
                                         Area Code and Tel. No.:
                                                                --------------
                                         -------------------------------------
                                         -------------------------------------
                                                   Signature(s)

                                         Dated:                         , 1996
                                                ------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees delivery to the Exchange Agent, at its address set forth on the reverse hereof, of the certificate(s) representing the number of MMR Class B Warrants tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal and all other documents required by the Offering Circular and the Letter of Transmittal, within five New York Stock Exchange, Inc. trading days after the Expiration Date.

----------------------------------          ----------------------------------
          Name of Firm                            Authorized Signature

----------------------------------          ----------------------------------
             Address                                    Title

----------------------------------          Name:_____________________________
            Zip Code                                  Please Type or Print

----------------------------------          Dated:______________________, 1996
   Area Code and Telephone Number

         The Eligible Institution that completes this Form must communicate the Guarantee to the Exchange Agent and must deliver the Letter of Transmittal, the certificates representing the MMR Class B Warrants and all other documents, if any, required by the Offering Circular and the Letter of Transmittal to the Exchange Agent within the time periods set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

               DO NOT SEND WARRANT CERTIFICATES WITH THIS FORM--
               THEY SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL